UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D. C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)		April 25, 2003
CONECTIV (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-13895 (Commission File Number)	51-0377417 (I.R.S. Employer Identification No.)
800 King Street, P.O. Box 231, Wilmington, Delaware (Address of principal executive offices		19899 (Zip Code)
Registrant's telephone number, including area code		(302) 429-3018
(Former Name or Former Address, if Changed Since Last Report)

CONECTIV Form 8-K
Item 5.	Other Events.

Cancellation of Contract for Combustion Turbines

The following items update and supplement disclosures contained in Conectiv's Annual Report on Form 10-K for the year ended December 31, 2002. As previously reported, Conectiv's competitive energy segment, conducted through subsidiaries of Conectiv Energy Holding Company (collectively referred to herein as Conectiv Energy), had entered into contracts for the delivery of combustion turbines (CTs). These contracts included one with General Electric for the purchase of four CTs (the GE CTs). Through April 25, 2003, payments totaling approximately $131 million have been made for the GE CTs. As previously disclosed, as part of the acquisition of Conectiv by Pepco Holdings, Inc. in August of 2002, the book value related to the CTs and associated equipment (including the payments already made as well as the future payments called for under the contracts) was adjusted downward by approximately 35%, to the then-fair market value. Approximately $54 million of the August fair value adjustment was related to the GE CTs, and another $4 million of the adjusment was related to ancillary equipment. The adjustment was recorded by Pepco Holdings and was not pushed down to, and recorded by, Conectiv.

Conectiv previously reported that, in light of continuing declines in wholesale energy prices, further analysis of energy markets and projections of future demand for electricity, among other factors, Conectiv Energy was considering all of its options, including further delaying delivery of equipment, delaying construction, selling the equipment and canceling equipment orders. Because of uncertainty in the energy markets, the decline in the market for CTs and the current high level of capacity reserves within the PJM power pool, Conectiv Energy has provided notice to General Electric canceling the contract for delivery of the GE CTs. The net unfavorable impact on Conectiv of this cancellation, recorded in the first quarter 2003, is $110.7 million before tax, $65.7 million after tax, comprised of the fees associated with cancellation of the GE CTs, all associated site development and engineering costs and the costs associated with cancellation of ancillary equipment orders. The unfavorable impact specified above is net of over $51 million in cash associated with pre-payments on the GE CT orders, which General Electric is required to refund as a result of the cancellation. There will be a positive cash impact in the second quarter related to this refund. Conectiv's unfavorable after-tax impact of $65.7 million does not include the offsetting favorable $34.6 million purchase accounting adjustment that was recorded at the Pepco Holdings parent company level. The cancellation of the GE CTs and associated equipment is one of the steps being taken by the company to proactively deal with the risks it would otherwise have in the merchant energy sector.

FORWARD-LOOKING STATEMENTS

Except for historical statements and discussions, the statements in this report constitute "forward-looking statements" within the meaning of federal securities law. These statements contain management's beliefs based on information currently available to management and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company's control. Factors that could cause actual results to differ materially from those in the forward-looking statements herein include general economic, business and financing conditions; availability and cost of capital; changes in laws, regulations or regulatory policies; weather conditions; competition; governmental actions; and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. Conectiv disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of Conectiv.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
April 25, 2003 DATE	CONECTIV (Registrant) By: /s/ A. W. WILLIAMS Andrew W. Williams Senior Vice President and Chief Financial Officer -2-